Exhibit 4.4


                                                       EXHIBIT B

                            [FORM OF WARRANT]


  THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK PURCHASABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, THAT SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS. THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RIGHTS AND OBLIGATIONS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF NOVEMBER 27, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.


  --------------------------------------                  ----------

  No. of Shares of Class A Common Stock:                  __________

  Warrant No.:5
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                                  WARRANT

                      To Purchase Class A Common Stock of

                             Telegroup, Inc.

       THIS IS TO CERTIFY THAT __________, (the "Purchaser") a Delaware
                                                 ---------
  limited partnership, or its registered assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Telegroup, Inc., an Iowa corporation (the "Company"), 3,825 shares of
                                             -------
  Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $.01 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

       1.     Definitions.  As used in this Agreement, the following terms
              -----------
  have the respective meanings set forth below:

       "Additional Shares of Common Stock" shall mean all shares of Common
        ----------------------------------
  Stock issued by the Company after the Initial Date, other than any Warrant Stock.

       "Applicable Percentage" means, as of any date of determination, the
        ---------------------
  number of shares of Common Stock which then represents 4% of the Common Stock on a fully diluted basis (exclusive of any Excluded Shares), except that if a Public Offering has not occurred prior to July 1, 1997, the term "Applicable Percentage" shall thereafter mean, as of any date of determination, the number of shares of Common Stock which then represents 4.5% of the Common Stock on a fully diluted basis (exclusive of any Excluded Shares) and if a Public Offering has not occurred prior to January 1, 1998, the term "Applicable Percentage" shall thereafter mean, as of any date of determination, the number of shares of Common Stock which then represents 5% of the Common Stock on a fully diluted basis (exclusive of any Excluded Shares).

       "Business Day" shall mean any day that is not a Saturday or Sunday
        ------------
  or a day on which banks are required or permitted to be closed in the State of New York.

       "Close of Business" shall have the meaning set forth in
        -----------------
  Section 2(a).

       "Commission" shall mean the Securities and Exchange Commission.
        ----------
  "Class A Common Stock" shall mean the Class A Common Stock of the Company, no par value per share.

       "Class B Common Stock" shall mean the Class B Common Stock of the
        --------------------
  Company, no par value per share.

       "Common Stock" shall mean (except where the context otherwise
        ------------
  indicates) the Class A Common Stock and Class B Common Stock, as con-stituted on the date hereof, and any capital stock into which any such Common Stock may thereafter be changed, and any capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of capital stock of the Company and which is not subject to redemption.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as
        ------------
  amended, and the rules and regulations of the Commission thereunder, as in effect from time to time.

       "Excluded Shares" means (without duplication) (i) all shares of
        ---------------
  Common Stock issued in a Public Offering, (ii) all newly issued shares of Common Stock issued to any Person other than in a Public Offering to the extent (and only to the extent) that such shares are issued for Fair Market Value, (iii) all newly issued shares of Common Stock, up to the Maximum Amount, issued or issuable pursuant to options granted to employees of the Company (other than to Fred Gratzon or Clifford Rees) to the extent (and only to the extent) that the exercise price for such shares on the date of the grant of the related option was no less than the Fair Market Value of such shares on such date of grant and (iv) all newly issued shares of Common Stock, up to the Grand fathered Amount, issued or issuable pursuant to options granted to employees of the Company after a Public Offering (other than to Fred Gratzon or Clifford
  Rees) to the extent (and only to the extent) that the exercise price for such shares on the date of the grant of the related option was no less than the Fair Market Value of such shares on such date of grant.

       "Exercise Price" shall have the meaning set forth in Section 2(b)
        --------------
  hereof.

       "Expiration Date" shall have the meaning set forth in Section 2(a)
        ---------------
  hereof.

       "Fair Market Value" of a share of Common Stock shall mean, as of
        -----------------
  any date of determination (the "Determination Date"):

            (i) If the Determination Date is the date on which any class of Common Stock is first sold to the public pursuant to a Public Offering, then the initial public offering price (before deducting commissions, discounts or expenses) at which such Common Stock is sold in such Public Offering;

            (ii) If the Determination Date is a date after the date on which any shares of any class of Common Stock are first sold to the public pursuant to a Public Offering, then the price per share of such Common Stock equal to the average last sales price of such Common Stock on each of the ten trading days prior to the Determination Date on the principal exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and asked prices on such exchange at the end of such trading day or if there is no such bid and asked price on such trading day on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of each of the ten trading days prior to the Determination Date in the over-the-counter marked, provided that if one class of the
                                       --------
       Common Stock is listed or reported as described in this sentence but the class of Common Stock with respect to which Fair Market
       Value is being measured is not so listed or reported, then the Fair
         Market Value per share with respect to such unlisted and unreported class shall be identical to such listed or reported class;

            (iii) If the Determination Date is prior to the date on which any Class of Common Stock is first sold to the public pursuant to a Public Offering, as determined in good faith by the Company's Board of Directors upon a review of relevant factors, provided that if such determination relates to any shares of Common Stock which, together with all other shares of Common Stock for which a determination of Fair Market Value was made under this Warrant within the 12 months preceding the Determination Date in question, exceed 3% of the Common Stock on a fully diluted basis, such determination shall be supported by a written opinion of an investment banking firm that is nationally recognized in the United States;

  it being understood and agreed that in no event will there be any difference between the Fair Market Value of a share of Class A Common Stock and the Fair Market Value of a share of Class B Common Stock, it being the intention of the parties that the value of par share of Common Stock shall constitute a pro rata portion of the Company's equity on a fully diluted basis, valuing the Company as a going concern.

       "Grand fathered Amount" means the number of shares of Common Stock
        ---------------------
  equal to the excess of (i) 90,125 over (ii) the number of shares of Common Stock which are granted to employees in respect of options, warrants and other like arrangements subsequent to the date hereof and prior to the Company's initial Public Offering.

       "Holder" shall mean the Initial Holder and any person or persons in
        ------
  whose name or names the Warrant is registered from time to time on the Warrant Register.

       "Initial Date" shall mean NOVEMBER 27, 1996.
        ------------

       "Initial Holder" shall mean the Purchaser or any direct or indirect
        --------------
  wholly owned subsidiary of the Purchaser.

       "Maximum Amount"  means, as of any date of determination, the
        --------------
  number of shares of Common Stock equal to 7.5% of all Excluded Shares of a type referred to in clauses (i) and (ii) of the definition of Excluded Shares which have been issued on or prior to such date.

       "Office of the Company" shall mean the principal executive offices
        ---------------------
  of the Company as notified from time to time pursuant to Section 13 or the office or agency of the Company designated pursuant to Section 11.

       "Other Holders" shall mean Greenwich Street Capital Partners, L.P.,
        -------------
  Greenwich Street Capital Offshore Fund, Ltd., TRV Employees Fund, L.P. and ____________________.

       "Other Holders' Warrants" shall mean the warrants to purchase Class
        -----------------------
  A Common Stock of common date herewith issued to the Other Holders and all warrants issued upon transfer, division or combination of, or in substitution for, such warrants.

       "Outstanding" shall mean, when used with reference to Common Stock,
        -----------
  at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any wholly-owned subsidiary thereof.

       "Public Offering" shall mean an underwritten public offering of
        ---------------
  newly issued shares of any class of Common Stock (whether alone or in conjunction with any secondary public offering) which produces Net Cash Proceeds (as defined in the Indenture) for the Company of at least $25,000,000 and after which an established trading market exists for the Common Stock.

       "Securities Act" shall mean the Securities Act of 1933, as amended,
        --------------
  and the rules and regulations of the Commission thereunder, as in effect from time to time.

       "Stock Register" shall mean the register maintained by the Company
        --------------
  to record ownership and transfer of Common Stock.

       "Warrant" or "Warrants" shall mean this Warrant and all warrants
        -------      --------
  issued upon transfer, division or combination of, or in substitution for, thereof.

       "Warrant Register" shall mean the register maintained by the
        ----------------
  Company to record ownership and transfers of this Warrant pursuant to the terms hereof.

       "Warrant Stock" shall mean the shares of Class A Common Stock
        -------------
  purchased upon exercise of this Warrant.

       2.     Duration and Exercise of Warrant.
              --------------------------------

       (a)    Duration.  The Warrant shall expire at 5:00 p.m., New York
              --------
  City time (the "Close of Business"), on November 27, 2003 (the
                  -----------------
  "Expiration Date").  The Warrant may be exercised on any business day
   ---------------
  prior to the Close of Business on the Expiration Date. After the Close of Business on the Expiration Date, the Warrant will become wholly void and of no value.

       (b)     Exercise.  Subject to the provisions of this Agreement, the
               --------
  Holder of this Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) the aggregate number of fully paid and nonassessable shares of Class A Common Stock of the Company set forth on the first page hereof (or such additional number of shares as may be further provided in this Agreement) at the price per share set forth on the first page hereof, as adjusted from time to time as provided in this Agreement (such price, as so adjusted, being referred to herein as the "Exercise Price").  The Exercise

  Price shall be payable in cash or by bank cashier's check in New York Clearing House funds payable to the order of the Company. The Warrant shall be exercisable by (i) delivering to the Company the form of notice of exercise attached hereto as Exhibit A duly completed and signed by
                                 ---------
  the Holder or by the duly appointed legal representative or duly authorized attorney thereof, and (ii) within five business days thereafter, depositing with the Company the certificate evidencing the Warrant and paying the aggregate Exercise Price for the number of shares of Class A Common Stock in respect of which the Warrant is being exercised; provided, that the Exercise Price must in any event be paid
             --------
  and the certificate representing the Warrant deposited with the Company prior to the Close of Business on the Expiration Date.

       (c)     Conversion Right.  In lieu of the payment set forth in
               ----------------
  Section 2(b) above, the Holder shall have the right to convert this Warrant (the "Conversion Right"), in its entirety, at any time prior to the Expiration Date, into shares of Class A Common Stock as provided for in this Sections 2(c)-2(f). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for the Warrant Stock in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value, as defined below, for the Warrant Stock immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of the Warrant Stock immediately prior to the exercise of the Conversion Right.

       (d)     Exercise of the Conversion Right.  The Conversion Right may
               --------------------------------
  be exercised by the Holder, at any time prior to the Close of Business on the Expiration Date. Such exercise shall be effected by (i) delivery of the Notice of Conversion attached hereto as Exhibit B at the office
                                                 ---------
    of the

  Company and (ii) within five business days thereafter, depositing with the Company the certificate evidencing this Warrant; provided that the
                                                       --------
  certificate representing this Warrant shall in any event be deposited with the Company prior to the Close of Business on the Expiration Date.

       (e)     Effect of Conversion.  This Warrant shall be deemed to have
               --------------------
  been converted immediately prior to the Close of Business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such shares as of the Close of Business on such date. As promptly as practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such conversion.

       (f)     Fair Market Value.  Fair Market Value of a Warrant Share as
               -----------------
  of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Common Stock as of such Determination Date.

       3.     Payment of Taxes and Expenses.  The Company shall pay all
              -----------------------------
  expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of this Warrant and the Warrant Stock, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Class A Common Stock in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

       4.     Fractional Shares.  The Company shall not be required to
              ------------------
  issue a fractional share of Class A Common Stock upon exercise of the Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon any exercise of the Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value of the Common Stock on the date of exercise, less the portion of the Exercise Price attributable to such fraction.

       5.     Transfer, Division and Combination.
              ----------------------------------

       (a)     Transfer.  Subject to compliance with the provisions of
               --------
  Section 9, transfers of this Warrant, in whole or in part, shall be recorded on the Warrant Register upon surrender of the Warrant at the Office of the Company, together with (i) a written assignment substantially in the form of Exhibit C hereto, duly completed and signed
                               ---------
  by the Holder or by the duly appointed legal representative or duly authorized attorney thereof and (ii) funds sufficient to pay any applicable transfer taxes or evidence that any such transfer taxes have been paid or that no such transfer taxes are due. Upon such surrender and, if required, such payment, the Company shall, subject to compliance with Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in the instrument of assignment, and shall issue to the assignor a new Warrant evidencing any portion of this Warrant not so assigned, and this Warrant certificate shall promptly be canceled. A Warrant, if properly assigned in its entirety in compliance with
  Section 9, may be exercised by the new Holder without the issuance of a new Warrant certificate.

       (b)     Division and Combination.  Subject to compliance with
               ------------------------
  Section 9, this Warrant may be divided or combined with other Warrants upon presentation thereof at the Office of the Company, together with a written notice specifying the name or names and denomination or denominations in which a new Warrant or new Warrants are to be issued, signed by the Holder or by the duly appointed legal representative or duly authorized attorney thereof. Subject to compliance with Section 9 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

       (c)     Maintenance of Warrant Register.  The Company agrees to
               -------------------------------
  maintain the Warrant Register at all times prior to the Expiration Date at the Office of the Company, and to cause the Warrant Register to be available for inspection during normal working hours by any Holder or its representatives or any prospective purchaser of a Warrant designated by a Holder or its representatives.

       (d)     Maintenance of Stock Register.  The Company agrees to
               -----------------------------
  maintain the Stock Register at all times at the Office of the Company, and to cause the Stock Register to be available for inspection during normal working hours by any Holder or owner of Warrant Stock or their representatives.

       6.     Adjustments.
              -----------

       (a)     Adjustment.  The number of shares of Class A Common Stock
               ----------
  for which this Warrant is exercisable and the Exercise Price at which such shares may be purchased shall be subject to adjustment from time to time as set forth in this Section 6.

       (b) (i) If the Company has not consummated an initial Public Offering prior to July 2, 1997, this Warrant shall thereafter be immediately exercisable for such number of shares of Class A Common Stock such that the aggregate number of shares held upon exercise of this Warrant and the Other Holders' Warrants in full on such date would equal the Applicable Percentage on such date (divided pro rata based on the number of shares of Class A Common Stock into which this Warrant and each such warrant are initially
  exercisable), and such shares shall be subject to further adjustment as set forth in this Section 6.

       (ii) In addition, if the Company has not consummated an initial Public Offering on or prior to January 2, 1998, this Warrant shall thereafter be immediately exercisable for such number of shares of Class A Common Stock such that the aggregate number of shares held upon exercise of this Warrant and the Other Holders' Warrants in full on such date would equal the Applicable Percentage on such date (divided pro rata based on the number of shares of Class A Common Stock into which this Warrant and each such warrant are initially exercisable), and such shares shall be subject to further adjustment as set forth in this
  Section 6.

       (c)     Stock Dividends, Subdivisions and Combinations.  If at any
               ----------------------------------------------
  time the Company shall:

             (i) declare, order, pay or make a dividend payable in, or other distribution of, Additional Shares of Common Stock;

             (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

             (iii)combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

  then (A) the number of shares of Class A Common Stock for which this Warrant is exercisable immediately after the happening of such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Class A Common Stock immediately prior to the happening of such event would own or be entitled to receive after the happening of such event, and (B) the Exercise Price shall be adjusted to equal (1) the Exercise Price in effect immediately prior to such event multiplied by the number of shares of Class A Common

  Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares for which this Warrant is exercisable immediately after such adjustment.

       (d)     Dividends and Distributions.  If the Company shall
               ---------------------------
  distribute to all holders of its outstanding shares of Common Stock evidence of indebtedness of the Company, cash (including cash dividends payable out of consolidated earnings or earned surplus) or assets or securities other than Additional Shares of Common Stock, including stock of a subsidiary but excluding dividends or distributions referred to in
  Section 6(c) above (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the Exercise Price shall be adjusted by subtracting from the Exercise Price then in effect the value of the assets or securities that a Holder would have been entitled to receive as a result of such distribution had this Warrant been exercised with respect to all shares of Class A Common Stock for which this Warrant is then exercisable and all such shares of Class A Common Stock issued in the name of such Holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Exercise Price would be less than zero, the Company shall distribute such assets or securities to such Holder as if such Holder had exercised this Warrant and the shares of Class A Common Stock had been issued in the name of such Holder immediately prior to the record date for such distribution. Any adjustment required by this Section 6(d) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

       (e)     Reorganization, Reclassification, Consolidation or Merger.
               ---------------------------------------------------------
  If the Company shall (i) effect any reorganization or reclassification of its capital stock or (ii) consolidate or merge with or into, or transfer all or substantially all of its properties and assets to, any other
  person, in either case in a transaction in connection with which a Holder has not exercised this Warrant, then, upon any exercise of this Warrant subsequent to the consummation thereof, such Holder shall be entitled to receive, in lieu of the Class A Common Stock issuable upon exercise immediately prior to such consummation, the highest amount of stock, other securities or property (including cash) to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustments thereafter as provided in this Section 6.

       (f)     Other Adjustments.  The Company and the Holder intend that
               -----------------
  the aggregate shares exercisable upon exercise of this Warrant (together with the Other Holders' Warrants) shall at all times equal the Applicable Percentage at such time (after giving effect to the exercise of this Warrant). Accordingly, if, at any time, the number of shares of Warrant Stock issuable upon the exercise of this Warrant (when taken in the aggregate with the Other Holders' Warrants) would not equal the then Applicable Percentage of Common Stock (or the equivalent thereof) immediately following such exercise, the Company shall make such adjust-ments to the number of shares of Warrant Stock issuable upon the exercise of this Warrant as may be required such that the aggregate shares exercisable upon exercise of this Warrant and the Other Holders' Warrants equal such Applicable Percentage (divided pro rata based on the number of shares of Class A Common Stock into which this Warrant and each such warrant are initially exercisable).

       7.     Notices.
              -------

       (a)  Notice of Adjustment.  Whenever the number of shares of Class
            --------------------
  A Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated and describing the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder. The Company shall keep at the Office of the Company copies of all such certificates and cause the same to be available for inspection during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder.

       (b)  Notice of Extraordinary Distributions.  In the event that the
            -------------------------------------
  Company proposes to set a record date for the purpose of entitling holders of its Common Stock to receive any dividend or other distribution of:

            (i) cash in an amount in excess of the previous regular cash dividend; or

            (ii) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever, including any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property;

            (iii) then the Company shall deliver to each Holder written notice of such proposed dividend or distribution at least 30 days prior to such proposed record date. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this
       Section 7(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(c).

       (c)  Notice of Certain Mergers and Asset Dispositions.  In the
            ------------------------------------------------
  event that the Company proposes to consolidate with or merge into another corporation in a transaction in which the Common Stock will be changed or converted into other securities, cash or property, or to sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation or other entity, the Company shall deliver to each Holder written notice of such proposed transaction at least 15 days prior to the earlier of its consummation or the taking of any record of the holders of its Common Stock for the purpose of determining their rights pursuant to such transactions.

       (d)  Notice of Registration Statement.  In the event that the
            --------------------------------
  Company shall propose to file a registration statement under the Securities Act after the Initial Date with respect to any shares of Common Stock of the Company, it shall deliver to each Holder (i) at least 15 days' advance notice of its intention to file such registration statement and the anticipated range of prices at which the shares of Common Stock are proposed to be offered; (ii) prompt notice of any change in such anticipated range of prices; and (iii) notice by 10:00 a.m., New York City time, on the day prior to the date on which the registration statement is expected to become effective.

        (e)  Financial Statements of the Company.  The Company shall
             ------------------------------------
  promptly deliver to the Holders any annual, quarterly or other financial statements that are provided to any holders of equity or debt (other than bank debt) securities of the Company in their capacity as holders of such securities.

       8.     Reservation and Authorization of Class A Common Stock.
              -----------------------------------------------------

       (a) The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrant the maximum number of its authorized but unissued shares of Class A Common Stock as could then potentially be required
  to permit the exercise in full of all outstanding Warrants. All shares of Class A Common Stock issuable upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

       (b) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Class A Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Class A Common Stock at such adjusted Exercise Price.

       9.     Legends.
              -------

       (a)  Warrant Restrictive Legend.  Except as otherwise provided in
            ---------------------------
  this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

              THIS WARRANT AND THE SHARES OF Class A Common Stock PURCHASABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHE CATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, THAT SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THE SHARES ISSUABLE UPON EXERCISE OF THIS
                WARRANT ARE SUBJECT TO CERTAIN RIGHTS AND

              OBLIGATIONS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF NOVEMBER 27, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

       (b)    Warrant Stock Restrictive Legend.  Except as otherwise
              --------------------------------
  provided in this Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE
              SECURITIES LAWS OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THESE SHARES IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, THAT SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A CERTAIN WARRANT, DATED NOVEMBER 27, 1996. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT.

       (c)    Termination of Restrictions.  The legend requirements of
              ---------------------------
  Sections 9(a) and 9(b) shall terminate (i) when and so long as the security in question shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

       10.     Loss or Mutilation.  Upon receipt by the Company from any
               -------------------
  Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (and in case of mutilation upon surrender and cancellation hereof), the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

       11.    Office of the Company.  As long as any of the Warrants
              ---------------------
  remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant, and where the Warrant Register shall be maintained.

       12.     No Rights or Liabilities as Stockholder.  Nothing contained
               ---------------------------------------
  in this Warrant shall be construed as conferring upon any Holder any rights as a stockholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

       13.     Notice.  All notices, requests, demands, letters, waivers
               ------
  and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if
  (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or
  (d) sent by telecopy or telegram, as follows:

       (i)     If to the Initial Holder:

               -------------------------
               -------------------------
               -------------------------
               Telecopier No.:

               with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10128
               Attention:  Andrew L. Sommer, Esq.
               Telecopier No.: (212) 909-6836

       (ii) If to any other Holder, at its last known address appearing on the Warrant Register

       (iii)   If to the Company:

               Telegroup, Inc.
               2098 Nutmeg Avenue
               Fairfield, Iowa  52556
               Attention: Douglas Neish
               Telecopier No.:  (515) 469-4610

               with a copy to:

               Swidler & Berlin
               3000 K Street
               Suite 300
               Washington, D.C. 20007-5116
               Attention:  John Klusaritz, Esq.
               Telecopier No.: (202) 424-7643

  All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth
  business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by telecopy or tele-gram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

       14.     Successors and Assigns.  This Warrant and the rights
               ----------------------
  evidenced hereby shall be binding upon and shall inure to the benefit of the successors of the Company and the successors and assigns of the Holder. In addition, and provided that an express assignment shall have been made, a copy of which shall have been delivered to the Company, the provisions of this Warrant shall be for the benefit of and enforceable by all Holders from time to time of this Warrant and shall be enforceable by any Holder.

       15.     Amendment.  This Warrant may be amended, modified or
               ---------
  supplemented or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder and the Other Holders who hold warrants exercisable for more than 50% of the aggregate number of shares of Class A Common Stock then purchasable upon exercise of all such warrants, on the other hand; provided, that no Warrant may be modified or amended to reduce the number of shares of Class A Common Stock for which the Warrant is exercisable or to increase the Exercise Price (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

       16.     Headings. The headings and captions contained in this
               --------
  Warrant are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

       17.     GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY, AND
               -------------
  CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.


  Dated:  November 27, 1996


                                    TELEGROUP, INC.


                                    By:
                                        --------------------------




  Attest:


  By:
      ----------------------------------
         Secretary

                                                          EXHIBIT A
                          NOTICE OF EXERCISE
                          ------------------

             [To be executed only upon exercise of the Warrant]

       The undersigned registered owner of Warrant No. 5 dated November 27, 1996, to purchase Class A Common Stock of Telegroup, Inc. (the "Company"), irrevocably exercises such Warrant for the purchase of 3,825 shares of Class A Common Stock of the Company, and hereby undertakes to make payment therefor and to deposit with the Company the certificate representing such Warrant, in each case as set forth in Section 2(b) thereof and at the price and on the other terms and conditions specified therein. The undersigned requests that certificates for the shares of Class A Common Stock to be purchased pursuant hereto be issued in the name of and delivered to ___________________ whose address is

  --------------------------------------------------------------------.
  and, if such shares of Class A Common Stock shall not include all of the shares of Class A Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Class A Common Stock issuable thereunder be delivered to the undersigned.


                                   -------------------------------
                                   (Name of Registered Owner)

                                   ---------------------------------
                                   (Signature of Registered Owner)


                                   ----------------------------------
                                   (Street Address)


                                    -----------------------------------
                                    (City)(State)(Zip Code)


  NOTICE:   The signature on this notice of exercise must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                        EXHIBIT B


                              ASSIGNMENT FORM
                              ---------------


       FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Class A Common Stock set forth below:

                                               No. of Shares of
  Name and Address of Assignee                 Class A Common Stock
  -----------------------------                ----------------------

  ----------------------------
  ----------------------------




  and does hereby irrevocably constitute and appoint
                            attorney-in-fact to register such transfer on
  --------------------------
  the Warrant Register of Telegroup, Inc. maintained for the purpose, with full power of substitution in the premises.


  Dated:                                 Print Name:
        -------------------------                    --------------------


                                          Signature:
                                                     ---------------------


                                          Witness:
                                                     ---------------------


  NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.